UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2020

CIM Income NAV, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55187	27-3147801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01	Other Events.
Distributions
On July 23, 2020, the board of directors of CIM Income NAV, Inc. (the “Company”) authorized a distribution for the month of July 2020 (the “July Distribution”) of $0.0777 per share of the Company’s Class D, Class T, Class S and Class I common stock, which amount is adjusted based on the relative net asset value of the Class D, Class T, Class S and Class I shares so that distributions constitute a uniform percentage of the net asset value per share of all classes. The July Distribution for each class of common stock is payable to stockholders of record as of the close of business on July 30, 2020 and will be paid on August 3, 2020. The July Distribution will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan.
In addition, on July 23, 2020, the board of directors of the Company authorized a year-end distribution (the “Year-End Distribution”) of $0.0839 per share of the Company’s Class D, Class T, Class S and Class I common stock, which amount will be adjusted based on the relative NAV of the Class D, Class T, Class S and Class I shares so that distributions constitute a uniform percentage of the NAV per share of all classes. The Year-End Distribution is payable to stockholders of record as of the close of business on December 30, 2020 and will be paid in January 2021 upon a determination by the Company’s chief financial officer that as of the payment date of the Year-End Distribution, the Company will be able to pay its debts as they become due in the usual course of business and the Company’s assets will not be less than the sum of its total liabilities. The Year-End Distribution will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan. The Year-End Distribution is expected to be paid in addition to any distribution to be considered for authorization by the board of directors for the month of December 2020.
Redemption Plan
The Company’s share redemption plan provides that, should redemption requests, in the Company’s judgment, place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company as a whole, or should the Company otherwise determine that investing the Company’s liquid assets in real properties or other illiquid investments rather than redeeming the Company’s shares is in the best interests of the Company as a whole, the Company may choose to redeem fewer shares in any particular month than have been requested to be redeemed, or none at all.
In order to maintain a reasonable level of liquidity, the Company’s investment guidelines provide the Company will target 10% of the NAV up to $1 billion, and 5% of the NAV in excess of $1 billion (“Target Liquidity”), to relatively liquid investments including (i) cash equivalents, other short-term investments, U.S. government securities, agency securities, corporate debt and liquid real estate-related securities and (ii) in the discretion of the Company’s advisor, a line of credit. Additionally, the Company’s existing share redemption plan limits redemptions to 2.0% of the Company’s aggregate NAV as of the last calendar day of the previous calendar month, and in any quarter, to shares whose aggregate value is no more than 5% of the aggregate NAV as of the last calendar day of the previous calendar quarter (“Redemption Plan Limits”).
Given the recent levels of investor subscriptions and increased redemption requests, which the Company believes have been exacerbated by the challenging economic environment caused by the COVID-19 pandemic, the Company’s stated objectives of maintaining Target Liquidity and satisfying the Redemption Plan Limits are in conflict. As such, the Company is temporarily redeeming less than the Redemption Plan Limits to maintain this Target Liquidity while the Company seeks to generate additional liquidity through investor subscriptions and execution of an in-process asset disposition program. The Company’s board of directors has determined that, effective immediately, monthly redemptions temporarily will be limited to shares whose aggregate value is no more than 0.8% of the aggregate NAV as of the last calendar day of the previous calendar month, and in any calendar quarter, redemptions will be limited to shares whose aggregate value is no more than 2.0% of the aggregate NAV as of the last calendar day of the previous calendar quarter. While no assurances can be made regarding the timing of a return to the Redemption Plan Limits stated in the Company’s existing share redemption plan, if at all, the Company is targeting the return to our Redemption Plan Limits to occur in the fourth quarter of 2020.
The Company’s board of directors has further agreed to support our efforts towards achieving sustainable liquidity by agreeing to take 50% of their quarterly board of directors compensation in common stock, based on the then current NAV per share at the time of grant, for the third and fourth quarter of 2020. In addition, the Company’s manager has determined to take 50% of its monthly advisory fees in common stock, based on the then current NAV per share at the time of grant, through December 31, 2020, beginning with the monthly advisory fee payment for August 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2020	CIM INCOME NAV, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

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